SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Witness Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WITNESS SYSTEMS INC.

300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2003

       The Annual Meeting of Stockholders of Witness Systems, Inc. will be held on Thursday, May 29, 2003, at 9:00 a.m., local time, at the offices of the Company for the following purposes:

1. To elect one (1) director to our board of directors;

2. To approve The 2003 Non-Employee Director Stock Option Plan;

3. To ratify the selection of KPMG LLP, as our independent public accountants for our current fiscal year; and

4. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      These matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 9, 2003, as the record date for determining which stockholders are entitled to notice of, and to vote at the annual meeting. Stockholders of record as of the close of business on that date are entitled to vote at the annual meeting or any postponement or adjournment thereof.

By Order of the Board of Directors,

David B. Gould
Chairman and CEO

April 28, 2003

Atlanta, Georgia

IMPORTANT

      YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

WITNESS SYSTEMS, INC.

300 Colonial Center Parkway
Roswell, Georgia 30076
(770) 754-1900

      Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it in the enclosed envelope. This proxy statement has information about the annual meeting and is being furnished on behalf of our board of directors. The Company intends to mail this proxy statement and the accompanying proxy card on or about April 28, 2003, to all stockholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

      Stockholders of record on April 9, 2003, the record date, are entitled to vote at the annual meeting. On that date, a total of 21,889,722 shares of common stock were outstanding and eligible to vote at the annual meeting. Each stockholder is entitled to one vote for each share of common stock held. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

      Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it in the enclosed envelope. If you sign and return your proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote FOR the director nominee and FOR the other proposals to be considered at the annual meeting.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return or submit voting instructions for all proxy cards to ensure that all your shares are voted.

What if other matters come up at the annual meeting?

      The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

      Yes. At any time before the vote on a proposal, you can change your vote by giving our secretary written notice revoking your proxy card, or by signing, dating, and returning to us a new proxy card with a later date, or by voting in person at the meeting.

Can I vote in person at the annual meeting rather than by completing the proxy card?

      Although we encourage you to complete and return the proxy card, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in a street name?

      If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions on voting your shares.

How are votes counted?

      A quorum will be present, and we will hold the annual meeting, if holders of a majority of the shares of common stock entitled to vote sign and return their proxy cards or attend the meeting. If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so called “broker non-votes”), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal. The shares will not be considered present at the meeting for any proposal with respect to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the other proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares represented from which a majority is calculated. Abstentions, or proxies which are properly signed and returned but which abstain on all or any matters to be voted on at the meeting will also be counted as present for purposes of determining whether a quorum exists.

How many votes are required to elect a director?

      Directors are elected by a plurality. This means that a director is elected if more votes are cast in favor of the nominee than are cast against the nominee. As a result, if you withhold your vote as to a nominee, it will have no effect on the result of the election of that nominee. Broker non-votes will have no effect on the election of directors.

How many votes are required to approve the other proposals?

      All other proposals will be approved upon the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions as to these proposals will have the same effect as a vote against the proposal.

Who pays for this proxy statement?

      We pay for the cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any other solicitation materials furnished to you. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive extra compensation for doing this.

When is the deadline for receipt of stockholder proposals for the 2004 annual meeting?

      Proposals of our stockholders that are intended to be presented at our 2004 annual meeting must be received no later than December 20, 2003, in order that they may be included in the proxy statement and form of proxy relating to that meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the amount and percent of shares of our common stock which, as of April 1, 2003, are deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the board of directors, by the nominee for election to the board of directors, by each executive officer, by the nominee and executive officers as a group, and by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended) known by us as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of our common stock:

	Number of Shares	Percent
Directors and Officers(1)	Beneficially Owned	Beneficially Owned

David B. Gould(2)	998,452	4.5%
William Evans(3)	56,480	*
Jeffrey S. Ford(4)	238,875	1.1%
Alain Livernoche(5)	262,790	1.2%
John May(6)	144,764	*
Nancy Y. Treaster(7)	239,219	1.1%
Loren B. Wimpfheimer(8)	241,939	1.1%
Thomas J. Crotty(9)	4,310,147	19.7%
Joel G. Katz(10)	25,110	*
Dan J. Lautenbach(11)	7,830	*
Peter F. Sinisgalli(12)	20,125	*
All directors and executive officers as a group (11 persons)(13)	6,545,731	28.4%
Other 5% Stockholders
Battery Ventures IV, L.P.(14)	4,232,197	19.3%
20 William Street
Wellesley, Massachusetts
Goldman Sachs Asset Management(15)	1,674,905	7.7%
32 Old Slip
New York, NY 10005
J.P. Morgan Chase & Co.(16)	1,826,337	8.3%
270 Park Avenue
New York, New York 10017
Liberty Wanger Asset Management, L.P.(17)	1,251,000	5.7%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Willow Creek Capital Management(18)	1,154,692	5.3%
300 Drakes Landing Road, Suite 230
Greenbrae, CA 94909

*	Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)	Information with respect to “beneficial ownership” shown in the table above is based on information supplied by the directors and executive officer and filings made with the Commission or furnished to us by other stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 21,889,722 shares of common stock outstanding as of April 1, 2003 and includes shares of common stock subject to options that may be exercised within sixty (60) days of April 1, 2003. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2)	Includes 243,097 shares issuable to Mr. Gould upon the exercise of options exercisable within 60 days of April 1, 2003; 35,000 shares held by Mr. Gould’s wife; and 8,348 shares held by trusts for the benefit of Mr. Gould’s two children. Mr. Gould disclaims beneficial ownership of the shares held by his wife and the shares in the trust held for the benefit of his two children.
(3)	Includes 56,480 shares subject to options that are exercisable within 60 days of April 1, 2003.
(4)	Includes 199,704 shares subject to options that are exercisable within 60 days of April 1, 2003.
(5)	Includes 155,304 shares subject to options that are exercisable within 60 days of April 1, 2003.

(6)	Includes 144,764 shares subject to options that are exercisable within 60 days of April 1, 2003.
(7)	Includes 103,411 shares subject to options that are exercisable within 60 days of April 1, 2003.
(8)	Includes 239,939 shares subject to options that are exercisable within 60 days of April 1, 2003.
(9)	Includes 4,232,197 shares held by Battery Ventures IV, L.P. and Battery Investment Partners IV, LLC. Mr. Crotty is a manager of Battery Partners, the managing partner of Battery Ventures IV, L.P. and therefore may be considered to share beneficial ownership of the shares held by Battery Ventures IV, L.P. and by Battery Investment Partners IV, LLC. Mr. Crotty disclaims beneficial ownership of these shares.

(10)	Includes 25,110 shares subject to options that are exercisable within 60 days of April 1, 2003.
(11)	Includes 7,830 shares subject to options that are exercisable within 60 days of April 1, 2003.
(12)	Includes 19,125 shares subject to options that are exercisable within 60 days of April 1, 2003.
(13)	Includes 1,194,764 shares subject to options that are exercisable within 60 days of April 1, 2003, and 4,275,545 shares as to which the respective directors and officers disclaim beneficial ownership.
(14)	Includes 4,168,714 shares held by Battery Ventures IV, L.P. (“Battery Ventures”) and 63,483 shares held by Battery Investment Partners IV, LLC (“Battery Investment Partners”), which invests alongside Battery Ventures in all investments made by Battery Ventures. Battery Ventures and Battery Investment Partners may each be deemed to own beneficially the shares held by the other. Battery Partners (“Battery Partners”), the sole general partner of Battery Ventures, may be deemed to own beneficially the shares beneficially owned by Battery Ventures. Richard D. Frisbie, Oliver D. Curme, Todd A. Dagres, Kenneth P. Lawler and Thomas J. Crotty are managers of Battery Partners, and Mr. Frisbie is the manager of Battery Investment Partners, and each therefore may be deemed to own beneficially the shares beneficially owned by Battery Investment Partners and Battery Ventures, respectively. Messrs. Frisbie, Curme, Crotty, Lawler and Dagres disclaim beneficial ownership of the shares held by Battery Ventures except to the extent of their respective proportionate pecuniary interest therein. This information is derived from a Schedule 13G/A filed by these parties on February 14, 2003.
(15)	This information is derived from a Schedule 13G/A filed by this party on February 14, 2003. Goldman Sachs Asset Management is a separate operating unit of Goldman, Sachs & Co.
(16)	This information is derived from a Schedule 13G/A filed by this party on February 10, 2003, on behalf of J.P. Morgan Chase & Co. and its wholly-owned subsidiaries J.P. Morgan Chase Bank and J.P. Morgan Investment Management Inc.
(17)	This information is derived from a Schedule 13G filed by these parties on February 14, 2003 on behalf of Liberty Wanger Asset Management, L.P., WAM Acquisition GP, Inc. and Liberty Acorn Trust.
(18)	This information is derived from a Schedule 13G filed by these parties on February 14, 2003 on behalf of Willow Creek Capital Management, WC Capital Management, LLC and Aaron H. Braun. Each of Willow Creek Capital Management, WC Capital Management, LLC and Aaron H. Braun disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our board of directors is divided into three classes, each of whose members serve for staggered three-year terms. The number of directors is determined from time to time by the board of directors and is currently fixed at five (5) members. The board is currently comprised of one Class I director, David B. Gould, two Class II directors, Dan J. Lautenbach and Peter F. Sinisgalli, and two Class III directors, Thomas J. Crotty and Joel G. Katz. A single class of directors is elected each year at the annual meeting. Subject to transition provisions, each director elected at each such meeting will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor has been elected and duly qualified. In March 2002, Dan J. Lautenbach was appointed by the board to fill the vacant Class II directorship and shall hold office for the remainder of such term which expires at the 2004 annual meeting. At this year’s annual meeting, David B. Gould, who was elected to the board of directors in February 1999, will stand for re-election as a Class I director.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Gould, the nominee named below. In the event that Mr. Gould should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of a substitute nominee the board of directors may select. Mr. Gould has agreed to serve if elected, and management has no reason to believe that he will be unable to serve.

      The Board of Directors recommends a vote FOR the named nominee

Nominee to Serve as a Class I Director

      David B. Gould, age 44, has served as our Chief Executive Officer since February 1999 and as Chairman of the Board since November 1999. He also served as our President from February 1999 until April 2003. From March 1996 to November 1998, Mr. Gould was Chief Executive Officer and Chairman of the Board of InStream Corporation, a healthcare electronic commerce company. In 1998, InStream filed for liquidation under bankruptcy law.

Incumbent Class II Director (Term Expires in 2004)

      Dan J. Lautenbach, age 57, has served as a director since March 2002. From May 2002 until March 2003, he served as the Executive Vice President, Worldwide Field Operations, for Centive Systems, Inc, an enterprise software incentive management system provider. Since December 2001, Mr. Lautenbach has served as the Chairman of DJL Consulting, a sales consulting organization. From April 2001 to December 2001, he served as Senior Vice President of Global Sales and Operations for Vignette Corporation. Mr. Lautenbach was Vice President of Worldwide Software Sales for IBM and was General Manager for Software, EMEA, from 1997 to 1999.

      Peter F. Sinisgalli, age 47, has served as a director since July 2000. Mr. Sinisgalli has been President and Chief Executive Officer for NewRoads, Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce, since April 2003. From November 1996 until January 2003, he served as President and Chief Operating Officer of CheckFree Corporation, a leading provider of electronic billing and payment services.

Incumbent Class III Directors (Terms to Expire in 2005)

      Thomas J. Crotty, age 45, has served as a director since April 1997. Mr. Crotty has been a General Partner of Battery Ventures, a venture capital firm, since 1989.

      Joel G. Katz, age 39, has served as a director since July 1999. Mr. Katz has been a private investor since August 2001. From April 1999 to August 2001, he served as Chief Financial Officer for Vignette Corporation, a global provider of electronic commerce software and services. Prior to Vignette Corporation, Mr. Katz served as Chief Financial Officer of Harbinger Corporation, a provider of electronic software and services, from 1990 to 1999.

PROPOSAL 2

APPROVAL OF THE 2003 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      Our board of directors has approved, and is recommending to the stockholders for approval at the annual meeting, the adoption of the 2003 Non-Employee Director Stock Option Plan, or Directors Plan. The board believes that the ownership of our common stock by directors supports the maximization of long-term stockholder value by aligning the interests of our directors with those of our stockholders. The Directors Plan is designed to facilitate the ownership of common stock by non-employee, or outside, directors, by providing for the grant of stock options to our outside directors. The Directors Plan was approved by the disinterested members of our board of directors, including Thomas J. Crotty, an outside director who has agreed not to participate in the Directors Plan.

      Below is a summary of the material terms of the Directors Plan. This summary is qualified in its entirety by the Directors Plan, a copy of which is attached hereto as Appendix A.

Summary of Directors Plan

      The board of directors has reserved a total of 500,000 shares of common stock for issuance under the Directors Plan. All options granted under the Directors Plan will be non-qualified stock options. Only directors of the company who are not also employees of the company will be eligible to receive options under the Directors Plan. The Directors Plan will be administered by the board of directors. The effective date of the Directors Plan will be April 17, 2003, the date it was adopted by the board of directors, provided the stockholders approve the Directors Plan.

      The Directors Plan provides that in each year in which the optionee serves as an outside director, he or she will be granted an option to purchase 8,000 shares of common stock. Options will be granted under the Directors Plan at the first meeting of the board of directors to occur on or after April 1 of each calendar year. The first grants under the Directors Plan occurred at the meeting of the board of directors on April 17, 2003; however, pursuant to the terms of the Directors Plan, those grants were made subject to stockholder approval of the Directors Plan. The board of directors may impose restrictions on any option granted under the Directors Plan as it deems advisable. No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent and distribution; however, an option may be transferred by the option holder as a bona fide gift to a family member, a trust for the benefit of family members, or to a family partnership.

      The exercise price of all stock options granted under the Directors Plan will be equal to the fair market value of a share of our common stock on the date of grant of the option. Options granted under the Directors Plan have a term of no longer than ten years from the date the option is granted. Options granted under the Directors Plan vest as to 1,000 shares each quarter, so that the option is fully vested two years following the date of grant. Vesting generally ceases if an optionee ceases to serve as a director; however, if the director resigns at the request of the chairman of the board, 50% of any unvested shares will vest upon the director’s resignation. In addition, if a change of control transaction occurs while the optionee is serving as a director, vesting is accelerated and all director options will become immediately exercisable. If the optionee’s services as a director cease for “Cause” (as that term is defined in the Directors Plan), the option immediately ceases to be exercisable; otherwise the option remains exercisable for twelve months following the termination of the optionee’s services as a director.

      Upon a merger, consolidation, sale of substantially all of the assets, or other similar transaction in which the relevant agreement does not provide for the assumption or substitution of the awards under the Directors Plan, the board of directors may, in its discretion, deem the awards to be fully vested or exercisable, or cancel the awards in exchange for shares, cash, or other property equivalent in value to the shares. Any award which is not assumed or substituted or which is not canceled prior to such a transaction will become vested and immediately exercisable just prior to the closing of the transaction.

      The Directors Plan may be amended or terminated by the board of directors. However, an amendment to (i) increase the number of shares reserved for issuance, (ii) extend the maximum life of our plan or exercise period, (iii) decrease the minimum exercise price, or (iv) change the formula grant provisions, including the persons eligible for grants and the number of options granted, must be approved by the stockholders.

New Plan Benefits

      None of the CEO, the named executive officers or any other executive officers will be entitled to receive any benefits or amounts under the Directors Plan. Non-employee, outside directors of the company are the only group which will be entitled to receive benefits or amounts under the Directors Plan. If the Directors Plan had been effective in 2002, three directors each would have received options to purchase 8,000 shares of common stock of the company at an exercise price of $5.63 per share.

      The Board of Directors recommends that the stockholders vote FOR the Non-Employee Director Stock Option Plan.

PROPOSAL 3

RATIFICATION AND SELECTION OF INDEPENDENT ACCOUNTANTS

      The board of directors, at the recommendation of the Audit Committee, has selected the firm of KPMG LLP as our independent certified public accountants for the fiscal year ending December 31, 2003, subject to approval of the stockholders. Representatives of KPMG LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so, and are expected to respond to appropriate questions that the stockholders might have. Although stockholder approval of the board of directors’ selection of KPMG LLP is not required by law, the board of directors believes such action is desirable.

Audit Fees

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of our annual financial statements for fiscal year 2002 and the reviews of the financial statements included in our Forms 10-Q for such fiscal year were $207,500.

Financial Information Systems Design And Implementation Fees

      There were no fees billed by KPMG LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2002.

All Other Fees

      The aggregate fees billed by KPMG LLP for professional services rendered other than as stated above were $48,590; $24,290 of which was attributed to tax and other accounting advice related to our audit, and $24,300 which was related to compensation, benefits and tax advisory work for our domestic and international operations. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

      The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of KPMG LLP as our Independent Accountants.

Board of Directors Meetings and Committees

      During the fiscal year ended December 31, 2002, the board of directors met ten times and took action by unanimous written consent twelve times. No director attended fewer than 75% of the total meetings of the board of directors held while such director was a member of the board of directors and the committees on which he served during 2002. The board of directors has established three permanent committees that have certain responsibilities for our governance and management: the Compensation Committee, the Audit Committee and the Option Committee. We have no standing nominating or other committee performing similar functions. The board of directors as a whole acts as a nominating committee to select nominees for election as directors. The board of directors will consider nominees recommended by stockholders if submitted to the board in accordance with the procedures specified in our Amended and Restated Bylaws. The Bylaws provide that a stockholder seeking to nominate a candidate for election as a director at a meeting of the stockholders must provide notice of such nomination not less than 90 days prior to the meeting, and such notice must provide us with certain information regarding the nominee.

      Audit Committee. During 2002 the Audit Committee consisted of Mr. Katz, the chairman, and Messrs. Crotty and Sinisgalli. The Audit Committee recommends the selection of our independent auditors, reviews the scope of the audit to be conducted by them, as well as the results of their audit, reviews the scope of our internal system of controls, appraises our financial reporting activities (including our proxy statement and annual report) and the accounting standards and principles followed. During the fiscal year ended December 31, 2002, the Audit Committee met four times.

      Compensation Committee. During 2002 the Compensation Committee consisted of Mr. Sinisgalli, the chairman, and Messrs. Crotty and Lautenbach. The Compensation Committee approves the compensation and benefits of all of our executive officers, reviews general policies relating to compensation and benefits of our employees and makes recommendations concerning certain of these matters to the board of directors. The Compensation Committee also administers our Stock Incentive Plan and Employee Stock Purchase Plan. During the fiscal year ended December 31, 2002, the Compensation Committee met four times and took action by unanimous written consent three times.

      Option Committee. Established in July 2002, the Option Committee consisted of Messrs. Gould and Sinisgalli. The Option Committee is authorized to award stock options in accordance with our Stock Incentive Plan to employees below the rank of Senior Vice President in addition to those which are awarded by the Compensation Committee. During the fiscal year ended December 31, 2002, the Option Committee took action by unanimous written consent 13 times.

Directors’ Compensation

      In 2002 Directors did not receive cash compensation for services performed in their capacity as directors. When non-employee directors are first elected to our Board, they are eligible to receive an option to purchase our common stock under our Stock Incentive Plan. The board of directors determines the number of options granted, the vesting schedule and the exercise price for the options granted. In January 2003, the disinterested members of our Board approved a compensation plan for non-employee directors under which each non-employee director will be paid $1,000 for each regular Board meeting that they attend and $500 for each special Board or Committee meeting attended that lasts more than 30 minutes. We also reimburse each director for reasonable expenses they incur in attending board and committee meetings. In addition, you are being asked to consider the Directors Plan, under which non-employee directors will receive an option to purchase 8,000 shares each year after their election. The options will vest over a two year period and be exercisable for up to ten years, assuming that the director remains on our board.

Executive Officers

      In addition to David B. Gould, as of April 20, 2003, the following individuals currently serve as our executive officers:

      John Bourne, age 46, has served as Senior Vice President, Global Product Marketing, since April 17, 2003. From January 2002 until April 2003, he served as Executive Vice President Global Marketing and Corporate Strategic Alliances for Eyretel, plc, (“Eyretel”), a UK-based global provider of customer experience management solutions. We acquired Eyretel in April 2003. From April 2000 until January 2002, he served as the President and Chief Executive Officer of Ultraprise Loan Technologies, a trader of mortgage loans. From February 1999 to April 2000, he served as Chief Executive Officer of U.S. Operations for QSP, Inc., a financial systems vendor. Prior to that, he served as Executive Vice President of Marketing for MicroMass Communications, a marketing software and solutions start-up company.

      Nicholas Discombe, age 40, has served as President and Chief Operating Officer since April 17, 2003. From January 2000 until April 2003, he served as the Chief Executive, President and Chief Operating Officer and a director of Eyretel, and from November 1998 until January 2000, he served as President and Chief Operating Officer of Eyretel. From September 1991 until November 1998, he served as Managing Director and President of Synon Europe Limited, a marketer of application development tools.

      William F. Evans, age 55, has served as Chief Financial Officer since May 2002 and as Chief Administrative Officer since April 2003. He served as a consultant from January 2001 through May 2002; as President of Essex Electrical Group, a provider of building and industry wire for residential and commercial buildings, from July 1999 through January 2001; as Executive Vice President of Productivity Point International, a technology training company, from June 1998 to July 1999; and as Executive Vice President, ProSource, Inc., a food service distributor, from July 1995 until June 1998. He is also a director of Spherion Corporation, which provides staffing, recruiting and outsourcing solutions.

      Jeffrey S. Ford, age 53, has served as Senior Vice President of Global Support since April 17, 2003 and served as our Senior Vice President of Operations from January 2001 to April 2003. From July 1998 until

January 2001, he served as Vice President of Operations. Prior to that, Mr. Ford worked as an independent consultant from January 1998 to June 1998.

      Steven Gallagher, age 41, has served as Senior Vice President, Europe, Middle East and Africa (“EMEA”), since April 17, 2003. From October 2002 until April 2003, he served for Eyretel as Executive Vice President of EMEA and from April 2001 until October 2002, as Vice President, Professional Services, EMEA. Prior to joining Eyretel, he served as Managing Director of the Enterprise Application Division of Catalyst, a UK-based reseller of SAP and JD Edwards applications, from January 1996 to April 2001.

      Nigel Hewett, age 44, has served as Senior Vice President, Asia Pacific, since April 17, 2003. From May 1997 until April 2003, he served as Executive Vice President and General Manager, Asia Pacific and Latin America for Eyretel.

      Alain Livernoche, age 43, has served as the Senior Vice President of the Americas since April 2003. From January 2001 until April 2003, he served as Senior Vice President of Worldwide Sales, and as Vice President of North American Sales from June 1998 until December 2000. From January 1997 to June 1998, Mr. Livernoche served as Vice President of Sales, Western Region for SQL Financials, now Clarus Corporation, a software application vendor.

      John May, age 51, has served as Senior Vice President of Engineering since July 2001, and served as Vice President of Engineering from August 2000 until July 2001. Before Mr. May joined the Company, he worked as Vice President of Engineering for Cellarius, Inc. from February 2000 to July 2000. Prior to that, Mr. May served as manager of the Intelligent Services group for the Advance Data Services Unit of Bell South from 1998 to July 2000 and Director of Software Development for BellSouth.net, a BellSouth Internet subsidiary from 1996 to 1998.

      Nancy Y. Treaster, age 41, has served as the Senior Vice President of Global Corporate Marketing since April 2003. From January 2001 until April 2003, she served as Senior Vice President of Marketing, and as Vice President of Marketing from April 1997 until January 2001.

      Loren B. Wimpfheimer, age 38, has served as Senior Vice President of Strategic Development, General Counsel and Secretary since January 2001 and joined the Company in September 2000 as Vice President of Strategic Development, General Counsel and Secretary. From September 1996 until July 2000, he served as Vice President of Business Development and General Counsel of Harbinger Corporation which was sold to Peregrine Systems, Inc. in June 2000.

EXECUTIVE COMPENSATION

      The following table sets forth, for the years ended December 31, 2002, 2001, and 2000, the total compensation paid by the Company to our Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for 2002 exceeded $100,000. These executive officers are referred to as the Named Executive Officers.

Summary Compensation Table

					Long Term
					Compensation
					Awards

		Annual Compensation			Securities
	Fiscal				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)		Options(3)	Compensation(4)

David B. Gould	2002	$300,000	$286,956		50,000	$1,646	(5)
Chairman and CEO	2001	$300,000	$133,945		461,000	$222,629	(6)
	2000	$250,000	$78,689		40,000	$267,681	(7)

Alain Livernoche	2002	$175,000	$48,026	(2)	20,000	$1,602
Sr. Vice President,	2001	$175,000	$76,676	(2)	51,706	$1,617
Worldwide Sales	2000	$153,125	$116,281	(2)	51,000	$1,666

William F. Evans	2002	$162,020	$50,000		225,918	$1,472
(joined May 2002)	2001	—	—		—	—
Exec. Vice President and	2000	—	—		—	—
Chief Financial Officer
Jeffrey S. Ford	2002	$150,000	$48,142		20,000	$1,567
Sr. Vice President, Operations	2001	$150,000	$68,339		85,203	$1,543
	2000	$135,000	$53,163		33,700	$1,635

Loren B. Wimpfheimer	2002	$150,000	$48,623		20,000	$1,561
(joined September 2000)	2001	$150,000	$86,505		201,250	$1,602
Sr. Vice President,	2000	$49,821	$42,186		172,000	—
Strategic Development
and General Counsel

(1)	Represents amounts paid under our incentive compensation programs.
(2)	Reflects $48,026, $76,676 and $116,281 paid for commissions earned during 2002, 2001 and 2000 respectively.
(3)	Reflects the grant of options to purchase Common Stock.
(4)	Represents company contributions to employee’s 401(k) account and disability insurance premiums paid on behalf of such employee unless otherwise noted.
(5)	Represents $1,200 made to Mr. Gould’s 401(k) account and $446 paid for disability insurance premiums on Mr. Gould’s behalf.
(6)	Represents $116,024 paid to reimburse Mr. Gould for interest payments made on promissory notes from Mr. Gould to the Company, a supplemental bonus payment of $105,000, $1,200 made to Mr. Gould’s 401(k) account and $405 paid for disability insurance premiums on Mr. Gould’s behalf.
(7)	Represents $166,024 paid to reimburse Mr. Gould for interest payments made on promissory notes from Mr. Gould to the Company, a supplemental bonus payment of $150,000, $1,200 made to Mr. Gould’s 401(k) account and $457 paid for disability insurance premiums on Mr. Gould’s behalf.

Option Grants in Last Fiscal Year

      The following table sets forth all individual grants of stock options during the year ended December 31, 2002 to each of the Named Executive Officers. These options were granted with an exercise price equal to the fair market value of our common stock on the date of grant. The options granted generally vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter, and have a term of 10 years. The 5% and 10% assumed annual rates of compound stock price appreciation are prescribed by the rules and regulations of the Securities and Exchange Commission and do not represent our estimate of the future trading prices of the common stock. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Actual gains, if any, on stock option exercises are dependent on numerous factors, including our future performance, overall market conditions and the option holder’s continued employment throughout the entire vesting period and option term, none of which are reflected in this table. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percent of Total			Price Appreciation for
	Underlying	Options Granted			Option Term
	Options	to Employees in	Exercise or	Expiration
Name	Granted	Fiscal Year	Base Price	Date	5%	10%

David B. Gould	50,000	3.6%	$5.69	7/18/2012	$178,921	$453,420
Chairman and CEO
Alain Livernoche	20,000	1.4%	$5.69	7/18/2012	$71,568	$181,368
Sr. Vice President,
Worldwide Sales
William F. Evans	225,918	16.3%	$7.70	5/14/2012	$1,094,005	$2,772,424
Exec. Vice President and
Chief Financial Officer
Jeffrey S. Ford	20,000	1.4%	$5.69	7/18/2012	$71,568	$181,368
Sr. Vice President,
Operations
Loren B. Wimpfheimer	20,000	1.4%	$5.69	7/18/2012	$71,568	$181,368
Sr. Vice President,
Strategic Development
and General Counsel

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

      The following table sets forth for each of the Named Executive Officers the number and value of options exercised during the year ended December 31, 2002 as well as the number and value of securities underlying unexercised options that are held by the Named Executive Officers as of December 31, 2002. The value realized column represents the difference between the estimated fair value of the purchased shares on the option exercise date, less the exercise price paid upon the exercise of the options. The value of unexercised in-the-money options column represents the December 31, 2002 closing price of $3.44 per share, less the exercise price payable upon exercise of these options.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year End
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David B. Gould	—	—	235,097	505,500	$321,463	—
Chairman and CEO
Alain Livernoche	50,000	$487,000	145,127	72,393	$238,563	—
Sr. Vice President,
Worldwide Sales

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year End
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William F. Evans	—	—	—	225,918	—	—
Exec. Vice President and
Chief Financial Officer
Jeffrey S. Ford	—	—	187,554	89,049	$255,832	$686
Sr. Vice President, Operations
Loren B. Wimpfheimer	1,500	$8,325	203,700	188,050	—	—
Sr. Vice President,
Strategic Development
and General Counsel

Employment Agreements, Severance and Change of Control Arrangements

      Generally, we do not enter into employment agreements with our employees. The employment relationships with each executive officer are “at will”. However, we typically require each employee to enter into an agreement prohibiting the employee from disclosing or using any of our confidential or proprietary information without our permission and providing that the employee agrees to assign to us all inventions developed during the course of employment. In addition, the employee agrees not to solicit any of our customers or employees or to work for a competitor in defined geographical areas for a period of time after termination of his or her employment.

      However, we entered into a one-year employment agreement with David B. Gould, our Chairman and Chief Executive Officer, which has particular confidentiality and non-competition related provisions that survive longer than one year. This employment agreement was effective February 2, 1999, and was amended on August 3, 1999. At the anniversary of the agreement in August 2001, the agreement automatically renewed for an additional one-year term. Under the agreement, Mr. Gould is entitled to receive a base salary and a discretionary bonus. For fiscal 2002, Mr. Gould’s base salary was $300,000 and the discretionary bonus was $250,000 at target. In addition to his base salary, Mr. Gould was entitled to receive supplemental bonuses totaling $360,000 between March 31, 2000 and March 31, 2002, regardless of continued employment. Mr. Gould also received on February 2, 1999, a stock option grant of 300,996 shares of common stock, exercisable at a price of $1.66 per share, under the terms of our Stock Incentive Plan. One-fifth of these options vested immediately and the remaining options vested over a four-year period beginning January 2, 2000; however vesting accelerated to February 2000 upon the completion of our initial public offering. In the event Mr. Gould’s employment is terminated without cause, or within six months of a change of control, and if he resigns for good reason, he is entitled to a severance payment equal to twelve months base salary. On August 3, 1999, Mr. Gould was also granted an option to acquire 112,230 shares of common stock exercisable at a price of $2.97 per share under our Stock Incentive Plan. These options vested immediately and Mr. Gould exercised his options with a payment made by a $334,000 promissory note having terms and arrangements regarding our reimbursement of Mr. Gould’s interest payments that are similar to the terms and arrangements in the March 31, 1999 note described in the next paragraph.

      We also entered into a restricted stock award agreement with Mr. Gould effective March 31, 1999. Under the terms of the agreement, Mr. Gould purchased 879,763 shares of our common stock at a price of $1.66 per share and paid for these shares with a promissory note to us in the principal amount of $1,461,000. That note became due in February 2002 upon the completion of our initial public offering in February 2000. Mr. Gould’s employment agreement obligated us to reimburse him for all interest payments regardless of his employment with us (effectively no interest). Mr. Gould’s note was a recourse obligation as to 25% of the principal. Of the purchased shares, 303,111 vested immediately upon employment and the balance were scheduled to vest over a period ending on February 2, 2003. The vesting of this grant accelerated to February 2000 upon the completion of our initial public offering.

      During 2002, Mr. Gould repaid the principal and all accrued interest on one of his notes. He partially repaid another by surrender to the Company of shares held and fully paid for more than six months and having fair market value on the date of surrender. The balance remaining is evidenced by a new note from Mr. Gould to the Company in the principal amount of $1,478,832.38 and which has a current outstanding principal balance of $985,888.25. The note is due on February 1, 2005, bears interest at the rate of 3.25 percent per annum in excess of the federal-funds rate, and is secured by shares of the Company’s common stock which had a value on the date of pledge equal to $3,697,080.95. The note, which is a full recourse obligation of Mr. Gould, contains provisions which require maintenance of certain minimum collateral coverage and provisions for annual principal and interest payments. During the fourth quarter of 2002, the value of the underlying shares of the Company’s common stock held as collateral did not meet the collateral maintenance requirements of the note. The board of directors delivered to Mr. Gould a notice of forbearance, advising him that, for the time being, the Company will forbear pursuit of its rights to demand additional collateral or prepayment of the note. However, the Company did not waive, release or relinquish its right to exercise any and all of its rights or remedies at that time or in the future.

      Addendums to the stock option agreements with each of the officers, provide, for specified periods of time, that stock options awarded to the executive officer will automatically vest if, upon a change in control, the executive officer’s employment is terminated without good cause or the executive officer resigns for good reason.

Indebtedness of Management

      During the year ended December 31, 2002, Mr. Gould, and four other executive officers were indebted to the Company for amounts in excess of $60,000, as follows:

	Maximum			Balance
	Amount			Outstanding as
Name	Owed During 2002	Interest Rate	Nature and Purpose	of 3/31/03

David B. Gould	$2,008,296.67	6.4% to 7.0%	Share acquisition	$985,888.25 accruing interest at 3.25% above the Federal Funds rate
Alain Livernoche	$97,316.50	7.0%	Share acquisition	$0
Jeffrey S. Ford	$97,316.50	7.0%	Share acquisition	$0
Nancy Y. Treaster	$97,316.50	7.0%	Share acquisition	$0

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of the options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002, which includes our Amended and Restated Stock Incentive Plan, as amended, and our Employee Stock Purchase Plan. Our stockholders have approved these plans.

	Number of Securities to be	Weighted Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options	Outstanding Options	Future Issuance

Equity compensation plans approved by security holders
Amended and Restated Stock Incentive Plan	5,606,117	$8.12	1,636,448 (1)
Employee Stock Purchase Plan	177,278 (2)	$5.10	812,722 (3)
Equity compensation plans not approved by security holders	–0–	–0–	–0–
Total	5,783,395	–0–	2,449,170

(1)	May increase annually so that the total number of shares reserved will equal the sum of (a) the aggregate number of shares previously issued under our plan; (b) the aggregate number of shares subject to outstanding options granted under our plan and (c) 10% of the number of shares outstanding on the last day of the preceding fiscal year. Notwithstanding the foregoing, the board of directors, at its discretion, may authorize a smaller number of additional shares to be reserved under this plan. The maximum annual increase in the number of shares, however, shall not exceed 3,000,000 in any calendar year.
(2)	Shares issued under the Employee Stock Purchase Plan.
(3)	Automatically increases on the last trading day of the last month of each fiscal year by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the plan. Notwithstanding the foregoing, the board of directors, at its discretion, may also issue a lower number of shares under this plan.

Stock Option and Other Compensation Plans

     Amended and Restated Stock Incentive Plan

      We have an Amended and Restated Stock Incentive Plan, which is intended to promote our interests by providing employees and key persons, such as non-employee directors and consultants, the opportunity to purchase shares of common stock and to receive compensation based upon appreciation in the value of those shares. As of December 31, 2002, there were 10,962,179 shares of common stock reserved under our plan. Our plan provides for the grant of four types of awards: incentive stock options that qualify for tax benefits; non-qualified stock options; restricted stock awards; and stock appreciation rights. Since January 2001, we have only granted non-qualified stock options under our plan.

      Our plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has the authority to determine to whom awards are granted, the terms of such awards, including the type of awards to be granted, the exercise price, the number of shares subject to awards and the vesting of the awards. Generally, the term of a stock option granted under our plan may not exceed 10 years. The Compensation Committee may make awards to all executives and other employees. Our Option Committee may make awards to employees below the rank of Senior Vice President.

      The exercise price for incentive stock options must be at least equal to the fair market value of our common stock on the date of grant (or 110% of the fair market value if the grant is made to a 10% stockholder). Options may be exercised by payment for the shares purchased in cash, or, to the extent approved by the Compensation Committee, by the delivery of previously owned shares, through a broker-facilitated cashless exercise, or a promissory note.

      Upon a merger, consolidation, sale of substantially all of the assets, or other similar transaction in which the relevant agreement does not provide for the assumption or substitution of the awards under our plan, the Compensation Committee may, in its discretion, deem the awards to be fully vested or exercisable, or cancel the awards in exchange for shares, cash, or other property equivalent in value to the shares. In addition, under the terms of the awards made to employees, the awards may accelerate upon a change of control transaction. Any award which is not assumed or substituted or which is not canceled prior to such a transaction will become vested and immediately exercisable just prior to the closing of the transaction.

      Our plan may be amended or terminated by the Compensation Committee. However, an amendment to (i) increase the number of shares reserved for issuance, (ii) extend the maximum life of our plan or exercise period, (iii) decrease the minimum exercise price, or (iv) change the persons eligible for grants under our plan, must be approved by the stockholders.

      On the first day of each fiscal year, our plan authorizes the number of shares of common stock available for issuance under our plan to automatically increase so that the total number of shares reserved will equal the sum of:

•	the aggregate number of shares previously issued under our plan; plus

•	the aggregate number of shares subject to outstanding options granted under our plan; plus

•	10% of the number of shares outstanding on the last day of the preceding fiscal year.

      Notwithstanding the foregoing, the board of directors, at its discretion, may authorize a smaller number of additional shares to be reserved under this plan. The maximum annual increase in the number of shares, however, shall not exceed 3,000,000 in any calendar year.

      As of December 31, 2002, there were options outstanding to purchase 5,606,117 shares of our common stock at a weighted average exercise price of $8.12 per share, 1,870,022 shares of our common stock had been issued upon exercise of options granted under this plan and 1,195,915 shares of restricted common stock had been issued. In addition, there were 1,636,448 shares of common stock that could be issued under the Stock Incentive Plan.

     Employee Stock Purchase Plan

      We established the Employee Stock Purchase Plan (the “ESPP”) effective upon the completion of our initial public offering in February 2000. The ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code, allows employees to purchase our common stock through payroll deductions for 85% of the fair market value of the common stock. Participation in the ESPP is voluntary. Employees may participate by authorizing payroll deductions of 1% to 15% of their base pay for each payroll period. At the end of each six-month offering period, each participant will receive an amount of our common stock equal to the sum of that participant’s payroll deductions during such period divided by 85% of the lower of the fair market value of the common stock at the beginning of the period, or the fair market value of the common stock at the end of such period. No employee may participate in the ESPP if such employee owns or would own after the purchase of options under the ESPP, 5% or more of the voting power of all classes of our stock.

      There are currently 990,000 shares of common stock reserved for issuance under the ESPP. The number of shares of common stock available for issuance under the ESPP automatically increases on the last trading day of the last month of each fiscal year, beginning with the fiscal year ended December 31, 2001 by a number of shares equal to 2% of the total number of shares of common stock outstanding on the last trading day of the month preceding the final month of each such fiscal year, but in no event shall any such annual increase exceed 900,000 shares, as adjusted under the terms of the ESPP. Notwithstanding the foregoing, the board of directors, at its discretion, may also issue a lower number of shares under this plan. We are permitted under the ESPP to purchase shares of common stock on the open market for the purpose of reselling the shares to participants in the ESPP.

     401(k) Plan

      We maintain a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. An employee becomes eligible to participate in the 401(k) plan one month following their date of employment. Eligible employees may contribute a maximum of 20% of their pre-tax salary, commissions and bonuses through payroll deductions, up to the statutorily prescribed annual limit to our plan. The percentage elected by more highly compensated participants may be required to be lower. Effective January 1, 2000, we began to match dollar-for-dollar, all employee contributions up to a maximum of $1,200 per year. During 2002, we made matching contributions of $339,394 to the 401(k) plan.

Federal Income Tax Consequences

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, and the Company is not entitled to any deduction with respect such exercise. However, the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares after the later of two years after grant of the option or one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss to the optionee. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the lower of (i) the excess of the fair market value of the shares at the date of the option exercise over the exercise price or (ii) the excess of the sales price of the shares over the exercise price. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      Non-qualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a non-qualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Internal Revenue Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise, is treated as long-term or short-term capital gain or loss to the optionee, depending on the holding period.

      Restricted Stock. Restricted stock will generally be taxed in the same manner as non-qualified stock options. However, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a right of repurchase. The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of purchase), an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

Limitation of Liability and Indemnification of Officers and Directors

      Our Certificate of Incorporation and Bylaws provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law and we shall indemnify our officers, employees and agents to the fullest extent permitted under Delaware law.

      Our Certificate of Incorporation also provides that our directors will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

      Any amendment, modification or repeal of these provisions will not eliminate or reduce the effect of these provisions for any act or failure to act, or any cause of action, suit or claim that would arise before the amendment, modification or repeal. If Delaware law is amended to provide for further limitations on the personal liability of directors of corporations for breach of duty of care or other duty as a director, then the personal liability of the directors will be so further limited to the greatest extent permitted by Delaware law. This limitation of liability does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      We entered into agreements to indemnify all of our executive officers and directors in addition to indemnification provided for in our amended and restated Certificate of Incorporation. These agreements, among other things, require us to indemnify these individuals against liabilities that arise by reason of their status or services as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses incurred as a result of any proceedings against them for which they could be indemnified.

      Currently, we have purchased a directors and officers liability insurance policy with a maximum aggregate liability of $10 million.

Compensation Committee Interlocks and Insider Participation

      None of the executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act 1934 requires the directors and executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. Based solely on a review of reports filed by these individuals and representations that no other reports were required, we believe that, during the fiscal year ended December 31, 2002, all applicable Section 16(a) filing requirements were met.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      Our executive compensation program is administered by the Compensation Committee of the board of directors. The Compensation Committee consists of Mr. Sinisgalli, the chairman and Messrs. Lautenbach and Crotty. The Committee also administers our Stock Incentive Plan and Employee Stock Purchase Plan. The Compensation Committee met four times during the year and acted by unanimous written consent three times.

      Our executive compensation policy, as implemented by the Compensation Committee, is designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain executives who have skills, experience and talents required to promote our short-term and long-term financial performance and growth. The compensation policy is designed to link compensation to the value and level of the performance of the executive as well as to our performance as a whole. In so doing, the policy strives to align the financial rewards to the executive officers with the financial interests of our stockholders.

      The Compensation Committee seeks to achieve these objectives by implementing, as the principal components of compensation, a program of base salary, incentive bonus compensation and equity-based incentives. The compensation decisions of the Compensation Committee, relative to our executive officers and management employees, are described below as to each of the foregoing components.

Compensation of Executive Officers Generally

      Base Salary. Base salary levels for each of the executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Compensation Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to us. In addition, the Compensation Committee generally takes into account our past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities. The base salaries of the executive officers for fiscal 2002 were not linked to specific Company performance criteria.

      Cash Bonuses. Cash bonuses are determined and paid to executives and management employees pursuant to our compensation plan for executive officers and other management employees. For each executive and management employee, the cash bonus is based in whole or in part upon the attainment of financial objectives for us as a whole or for the employee’s area of responsibility. For executive officers, these objectives are weighted 60% to 100% on company performance with each individual’s remaining percentage based upon attainment of individual goals. Cash bonuses for executive officers and other management employees are targeted at ranges from 10% of base salary to 80% of base salary. The amount of the bonus payable to any executive officer or other management employee also depends on the level of our financial performance and other goals achieved, including strategic initiatives. Since bonus payments are based in whole or in part on the degree in which we achieve our overall revenue and earnings per share goals, the compensation of executive officers and management employees is higher during years in which we meet or exceed our specified financial performance goals.

      Equity Incentives. The Compensation Committee believes that long-term incentive compensation in the form of stock options is the most direct way of making executive compensation dependent upon increases in stockholder value. Our Stock Incentive Plan provides the means through which executive officers and other management employees can build an investment in common stock which will align management’s economic interests with the interests of our stockholders. Under the Stock Incentive Plan, we may award incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights. To date, we have issued stock options and restricted stock under our plan and have only issued non-qualified stock options since January 2001.

      For the year ended December 31, 2002, we granted options to Mr. Gould to purchase 50,000 shares, to Mr. Livernoche to purchase 20,000 shares, to Mr. Evans to purchase 225,918 shares, to Mr. Ford to purchase

20,000 shares and to Mr. Wimpfheimer to purchase 20,000 shares. For fiscal 2003, the Compensation Committee intends to grant options to executive officers based upon our achievement of the objectives of our plan and the Compensation Committee’s assessment of the individual’s contribution to our performance.

      Executive officers may also be entitled to participate in our Employee Stock Purchase Plan on the same basis as our other employees. Our plan commenced following completion of our initial public offering and is described under the heading “Stock Option and Other Compensation Plans.”

      Other Benefits. Executive officers also participate, on a voluntary basis, in our regular employee benefit programs, including group medical and dental coverage, group life insurance and group short-term and long-term disability insurance. In addition, executive officers receive, along with and on the same terms as other employees, certain benefits pursuant to our 401(k) Plan, including matching contributions.

Compensation of the Chief Executive Officer

      The Compensation Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to our performance. David B. Gould has served as the Chief Executive Officer since February 1999. For the fiscal year ended December 31, 2002, Mr. Gould’s compensation plan included an annual base salary of $300,000 and a bonus of $150,000 at target, based on our achievement of our financial objectives. Mr. Gould received a bonus of $286,957 for the 2002 fiscal year. The additional bonus paid to Mr. Gould above his target was a discretionary bonus determined by the Compensation Committee in recognition of Mr. Gould’s performance and leadership during 2002. During fiscal 2002, Mr. Gould was granted options to purchase 50,000 shares of our common stock at $5.69 per share.

Policy with Respect to Qualifying Compensation for Deductibility

      Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers to $1.0 million. Qualified performance-based compensation is excluded from this limitation if certain requirements are met. Our policy is generally to preserve the federal income tax deductibility of compensation paid, to the extent feasible. The Compensation Committee believes that awards under the management incentive plan and the award of options made under stock option plans for employees will qualify as performance-based compensation and thereby be excluded from the $1.0 million limitation. Notwithstanding our policy to preserve the federal income tax deductibility of compensation payments, under certain circumstances, the Compensation Committee, in its discretion, may authorize payment, such as salary, bonuses or otherwise, that may cause an executive officer’s income to exceed the deductible limits.

Compensation Committee:

Peter F. Sinisgalli, Chairman
Thomas J. Crotty
Dan Lautenbach

AUDIT COMMITTEE REPORT

      The Audit Committee of the board of directors is comprised of Mr. Katz, the chairman, and Messrs. Crotty and Sinisgalli. Each member of the Audit Committee is an independent director in accordance with the National Association of Securities Dealer’s standards. The Audit Committee has adopted a written charter approved by the board of directors. The Audit Committee met four times during the year.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. KPMG LLP, our independent auditors for 2002, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee also considered whether KPMG’s provision of non-audit services is compatible with KPMG’s independence.

      Based on the considerations referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2002 and that KPMG be appointed independent accountants for the year 2003. The foregoing report is provided by the following independent directors, who constitute the Audit Committee.

Audit Committee:

Joel G. Katz, Chairman
Thomas J. Crotty
Peter F. Sinisgalli

Performance Graph

      The following graph compares from the date of our initial public offering through December 31, 2002, the cumulative total stockholders return on our common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) Index, with the JP Morgan H&Q Internet 100 Index (through 12/01, the last date it was tracked), and with the RDG Internet Index. The graph assumes that $100 was invested on February 10, 2000 in each of our common stock, the NASDAQ Stock Market (U.S.) Index, the RDG Internet Index and the JP Morgan H&Q Internet 100 Index and assumes the reinvestment of dividends.

	2/10/00	12/00	12/01	12/02
WITNESS SYSTEMS, INC.	100.00	67.50	66.60	17.20
NASDAQ STOCK MARKET (U.S.)	100.00	62.50	49.58	34.30
JP MORGAN H & Q INTERNET 100	100.00	41.04	26.41
RDG INTERNET	100.00	64.63	39.92	26.32

CERTAIN TRANSACTIONS

Related Party Transactions

      Peter F. Sinisgalli, a director of the company, served as president and chief operating officer of CheckFree Corporation until January 2003. CheckFree is a customer of the company, and in 2002, we had accounts receivable of $141,745, and an additional $3,600 in orders placed, from CheckFree.

     Registration Rights

      Some of our directors and holders of 5% or more of our stock were entitled to specified rights related to the registration of their shares under the Securities Act in connection with the initial public offering in February 2000.

     Common Stock Purchases and Sales

      In March 1999, we issued 879,763 shares of restricted common stock to Mr. Gould in return for a promissory note of $1.5 million. In August 1999, Mr. Gould was granted and exercised options to acquire 112,230 shares of our common stock in exchange for a promissory note of $334,000. The notes effectively bear no interest and were accelerated to February 2002 upon the completion of our initial public offering in February 2000.

      On August 2, 1999, we sold 244,800 shares of restricted common stock, which consisted of 30,600 shares to each of the following officers: Mr. Gould, Mr. Ford, Mr. Livernoche, and Ms. Treaster. Each officer paid $90,950 for the shares by providing us with a full recourse promissory note. The notes bear interest of 7% payable in arrears annually and were due in full on July 31, 2003, with such maturity dates accelerated to February 2002 as a result of our initial public offering in February 2000.

      In February 2002, the notes payable of Messrs. Ford and Livernoche and Ms. Treaster, were paid in full by surrender to the Company of shares that had been fully paid and held by each for more than six months and having fair market value on the date of surrender equal to the sum of principal and accrued interest on each note. Mr. Gould similarly repaid one of his notes and partially paid another by surrender to the Company of shares that had been fully paid and held by him for more than six months and having fair market value on the date of surrender. The balance remaining is evidenced by a new note from Mr. Gould to the Company in the principal amount of $1,478,832.38 with a current outstanding balance of $985,888.25. The note is due on February 1, 2005, bears interest at the rate of 3.25 percent per annum in excess of the federal-funds target rate and is secured by shares of the Company’s common stock which had a value on the date of pledge equal to $3,697,080.95. The note, which is a full recourse obligation of Mr. Gould, contains provisions which require maintenance of certain minimum collateral coverage and provisions for annual principal and interest payments. During the fourth quarter of 2002, the value of the underlying shares of the Company’s common stock held as collateral did not meet the collateral maintenance requirements of the note. The board of directors delivered to Mr. Gould a notice of forbearance, advising him that, for the time being, the Company will forbear pursuit of its rights to demand additional collateral or prepayment of the note. However, the Company did not waive, release or relinquish its right to exercise any and all of its rights or remedies at that time or in the future.

     Policy on Future Transactions

      Our board of directors has adopted a resolution whereby all future transactions with related parties must be approved by a majority of the board of directors including a majority of the independent and disinterested members of the board of directors or a majority of the disinterested stockholders and must be on terms no less favorable to us than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

      Rules of the Securities and Exchange Commission require that any proposal by a stockholder for consideration at the 2003 Annual Meeting of Stockholders must be received by us no later than December 20, 2003, if any such proposal is to be eligible for inclusion in our proxy materials for our 2003 Annual Meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

      In order for a stockholder to bring any business or nominations before the 2003 Annual Meeting of Stockholders, certain conditions set forth in Section 2.12 of the Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days prior to the first anniversary of our annual meeting held in the prior year, or no later than February 19, 2004.

FORM 10-K EXHIBITS

      We have included with this Proxy Statement a copy of our Form 10-K report for fiscal year 2002, including the financial statements, schedule and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, Georgia 30076.

OTHER MATTERS

      The management of Witness Systems is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Loren B. Wimpfheimer
Secretary

APPENDIX A

Witness Systems, Inc.

2003 Non-Employee Director Stock Option Plan

WITNESS SYSTEMS, INC.

2003 Non-Employee Director Stock Option Plan

SECTION 1

PURPOSE

      The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Eligible Recipients in order to attract and retain Eligible Recipients by providing an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. The Plan provides for the grant of Options to aid the Company in obtaining these goals.

SECTION 2

DEFINITIONS

      Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Options under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Option Agreements issued under this Plan.

      2.1 Board means the Board of Directors of the Company.

      2.2 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

      2.3 Change of Control means any of the following:

(a) a Change of Control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or Item 1 of Form 8-K promulgated under the Exchange Act; or

(b) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; or

(c) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

      2.4 Code means the Internal Revenue Code of 1986, as amended.

      2.5 Common Stock means the common stock of the Company.

      2.6 Company means Witness Systems, Inc., a Delaware corporation, and any successor to such organization.

      2.7 Continuous Service means a period of continuous performance of services by Optionee for the Company as a member of the Board or Directors for the Company as determined by the Board in its sole and absolute discretion.

      2.8 Director means a member of the Board.

      2.9 Effective Date means the effective date of this Plan as provided in Section 4 hereof, which shall be April 17, 2003.

      2.10 Eligible Recipient means a Director who is not an Employee of the Company, or an Employee of any Parent or Subsidiary of the Company.

      2.11 Employee means, with respect to an entity, a common law employee of such entity.

      2.12 Exchange Act means the Securities Exchange Act of 1934, as amended.

      2.13 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

      2.14 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

(a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

(c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

      2.15 Insider means an individual who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.16 Option means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code §422.

      2.17 Option Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of a Option.

      2.18 Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the option, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain. However, for purposes of interpreting any Option Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the option and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

      2.19 Participant means an individual who receives a Option hereunder.

      2.20 Plan means the Witness Systems, Inc. 2003 Non-Employee Director Stock Option Plan, as may be amended from time to time.

      2.21 Share means a share of the Common Stock of the Company.

      2.22 Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Option Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the option and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3

SHARES SUBJECT TO OPTIONS

      The total number of Shares that may be issued pursuant to Options under this Plan shall not exceed five hundred thousand (500,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.

SECTION 4

EFFECTIVE DATE

      The effective date of this Plan shall be April 17, 2003, provided the stockholders of the Company approve this Plan within twelve (12) months after such effective date. Any Options granted under this Plan before the date of such stockholder approval automatically shall be granted subject to such approval.

SECTION 5

ADMINISTRATION

      5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

      5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to determine the terms and conditions of Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Options as allowed under the Plan and such Options. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

      5.3 No Delegation of Authority. The Board may not delegate its authority under the Plan, in whole or in part.

      5.4 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

      5.5 Indemnification for Decisions. No member of the Board shall be liable for any action taken or determination made hereunder in good faith. In addition, the members of the Board shall be indemnified by the Company against (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 6

ELIGIBILITY TO RECEIVE & GRANT OF OPTIONS

      6.1 Individuals Eligible for Grant of Options. The individuals eligible to receive Options hereunder shall be solely those individuals who are Eligible Recipients. Such Eligible Recipients shall receive Options hereunder exclusively in accordance with the provisions of Section 5.2 below.

      6.2 Grant of Options. Options shall be granted to Eligible Recipients in accordance with the following:

(a) Annual Grant. Following the first meeting of the Board occurring on or after April 1 of each calendar year commencing on the Effective Date of this Plan, each member of the Board who is an Eligible Recipient as of the date of such meeting shall, subject to subsection (b) below, be granted an Option to purchase eight thousand (8,000) Shares as of the date of such meeting, with such Option subject to the provisions of Section 7 below. No other individuals shall be granted Options under this Plan. It is intended that the first grants shall occur on April 17, 2003, which is the Effective Date of the Plan.

(b) Evidence of Option Grant. The Options granted under this Section 6.2 shall be evidenced by an Option Agreement with such other terms and provisions as may be determined by the Board which are not inconsistent with the terms and provisions of this Plan, but which shall be in the form attached to this Plan as Exhibit A. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan, to the extent such modification is not contrary to the terms and provisions of this Plan.

SECTION 7

TERMS OF OPTIONS

      7.1 Terms of Options. No Option shall:

(a) be exercisable before the date such Option is granted; or

(b) be exercisable after the earlier of (A) the date such Option is exercised in full, or (B) the date that is the tenth (10th) anniversary of the date such Option is granted.

An Option shall be immediately forfeited and may not be exercised after the date which is twelve (12) months after Optionee ceases to perform services for the Company as a member of the Board of Directors of the Company for any reason, but in no event later than the Expiration Date; provided, however, if the Optionee ceases to perform services for the Company as a member of the Board of Directors of the Company for Cause, this Option shall immediately be forfeited, as of the date of such cessation of performing services, but in no event later than the Expiration Date. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company as a member of the Board of Directors of the Company.

      7.2 Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Option Agreement. With respect to each Option, the Exercise Price of such Option shall be equal to the Fair Market Value of a Share on the date the Option is granted.

      7.3 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Option Agreement provides otherwise, by delivery to the Company of a number of Shares that have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Option Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (d) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Option Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and that shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (that shall not be less than the prime bank loan rate as determined by the Board, that shall be established at the time of exercise, and that must be a market rate based on the rate environment at the date of exercise) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Option Agreement.

      7.4 Conditions to Exercise of an Option. Each Option granted under the Plan shall provide that the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the date of grant of the Option at the time of exercise (provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part):

Vesting Schedule:

Percentage Vested:	Continuous Service:

0%	Less than 3 months
12.5%	At least 3 months, but less than 6 months
25%	At least 6 months, but less than 9 months
37.5%	At least 9 months, but less than 12 months
50%	At least 12 months, but less than 15 months
62.5%	At least 15 months, but less than 18 months
75%	At least 18 months, but less than 21 months
87.5%	At least 21 months, but less than 24 months
100%	At least 24 months

However, notwithstanding the foregoing, in the event that the Optionee resigns from the Board of Directors of the Company at the written request of the Chairman of the Board of Directors of the Company, then the Optionee shall be entitled to purchase, pursuant to the exercise of this Option, the percentage of the Shares subject to this Option shown below based upon the Continuous Service of the Optionee from the Grant Date of this Option (as noted hereon) at the time of exercise:

Vesting Schedule:

Percentage Vested:	Continuous Service:

50%	Less than 3 months
56.25%	At least 3 months, but less than 6 months
62.5%	At least 6 months, but less than 9 months
68.75%	At least 9 months, but less than 12 months
75%	At least 12 months, but less than 15 months
81.25%	At least 15 months, but less than 18 months
87.5%	At least 18 months, but less than 21 months
93.75%	At least 21 months, but less than 24 months
100%	At least 24 months

      Furthermore, in the event that a Change of Control occurs, then, notwithstanding any provision of the foregoing to the contrary, if the Optionee has not ceased to perform Continuous Service prior to the occurrence of such Change of Control, an Optionee shall be entitled to exercise 100% of the Shares subject to an Option from and after the occurrence of such Change of Control during any remaining term of such Option.

      7.5 Restrictions on Shares Acquired. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, “first refusal” rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, “drag along” rights requiring the sale of shares to a third party purchaser in certain circumstances, “lock up” type restrictions in the case of an initial public offering of the Company’s stock, restrictions or limitations or other provisions that would be applied to stockholders under any applicable agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

      7.6 Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Option Agreement, an Option may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Option Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Option Agreement and other agreements with the Participant.

SECTION 8

SECURITIES REGULATION

      Each Option Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Option or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

SECTION 9

LIFE OF PLAN

      No Option shall be granted under this Plan on or after the earlier of:

(a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

(b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

SECTION 10

ADJUSTMENT

      Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner that satisfies the requirements of Code §424(a) as if such Code section applied to the situation) the number of Shares reserved under Section 3, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

SECTION 11

SALE OR MERGER OF THE COMPANY

      If a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Board, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Board occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of such Non-Assumed Option (to the extent not otherwise accelerated by the terms and provisions of this Plan); and/or

(b) Unilaterally cancel such Non-Assumed Option in exchange for:

(i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; or

(ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares.

However, notwithstanding the foregoing, to the extent that the recipient of Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Option Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

SECTION 12

AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the formula grant provisions (including, but not limited to, the Eligible Recipients eligible for grants of Options and the number of Shares subject to Options granted hereunder) under this Plan. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Option after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Option recipient under the Option (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Option shall not be deemed as a diminishment of rights or benefits of such Option), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Option Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

SECTION 13

MISCELLANEOUS

      13.1 Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Shares subject to such Option to such Participant.

      13.2 No Guarantee of Continued Relationship. The grant of a Option to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or other relationship with the Company in addition to those rights, if any, expressly set forth in the Option Agreement that evidences his or her Option.

      13.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Option. Whenever Shares are to be issued to a Participant upon exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option, an amount in cash (or, unless the Option Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

      13.4 Construction. This Plan shall be construed under the laws of the State of Delaware.

WITNESS SYSTEMS, INC.
300 Colonial Center Parkway
Suite 600
Roswell, Georgia 30076

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David B. Gould, Loren B. Wimpfheimer and William F. Evans, and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Witness Systems, Inc. held of record by the undersigned on April 9, 2003, at the annual meeting of Shareholders to be held on May 29, 2003 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

    Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please given full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” the named nominee in Proposal 1 and “FOR” Proposals 2 and 3.

(Please date and sign on reverse)

(Continued on reverse side)

(Continued from other side)

I PLAN TO ATTEND MEETING ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAMED NOMINEE IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND PROPOSAL 3.

1 —	To vote FOR ☐ or WITHHOLD AUTHORITY to vote for ☐

David B. Gould

2 — Approval of the 2003 Non-Employee Director Stock Option Plan

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

3 — Approval of the selection of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2003.

☐ FOR                  ☐ AGAINST                  ☐ ABSTAIN

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Dated

Signature

Signature if held jointly
Please mark, date and sign as your name appears above and return in the enclosed envelope.